UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 T.W. Alexander Drive 4501 Research Commons, Suite 100 Research Triangle Park, NC		27709
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2017, G1 Therapeutics, Inc. (the “Company”) announced the appointment of Barclay A. Phillips, 55, as Chief Financial Officer and Senior Vice President, Corporate Development. Mr. Phillips joins the Company from Novavax, Inc., a NASDAQ listed biotechnology company, where he served as Senior Vice President, Chief Financial Officer and Treasurer from June 2013 until October 2017, and where he led financial operations and was part of the executive team responsible for corporate strategy and mergers and acquisitions. Prior to his tenure with Novavax, Inc., Mr. Phillips was Senior Vice President and Chief Financial Officer at Micromet, Inc. from 2008 - 2012, where he was responsible for financial reporting, financial planning and analysis, and investor relations. Mr. Phillips earned his B.A. in Economics from the University of Colorado at Boulder.

The Company and Mr. Phillips have entered into an employment agreement, effective as of November 13, 2017 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Phillips will receive an initial annual base salary of $370,000. Mr. Phillips is also eligible to receive an annual discretionary bonus award of up to 35% of his then-current base salary (“Discretionary Bonus”), as well as a performance-based bonus equal to $120,000 (“Performance-Based Bonus”) with the Performance-Based Bonus to be determined using criteria specified in the Employment Agreement. The Discretionary Bonus award, if any, will be determined by the Company’s Board of Directors (the “Board”) or a committee thereof. The Company will also reimburse Mr. Phillips for relocation expenses up to $100,000, subject to the terms set forth in the Employment Agreement.

In connection with his appointment, Mr. Phillips shall receive stock options to purchase 250,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Select Market on November 13, 2017, in two awards: (i) an option to purchase 100,000 shares, which will be granted pursuant to and subject to the terms and conditions of the Company’s 2017 Equity Incentive Plan (the “2017 Plan Option”), and (ii) an option to purchase 150,000 shares, which will be granted outside the Company’s 2017 Equity Incentive Plan as an inducement material to Mr. Phillips’ joining the Company in accordance with NASDAQ Listing Rule 5635(c)(4) (the “Inducement Option” and together with the 2017 Plan Option, the “Stock Options”). The Stock Options will have a ten-year term and will vest as to 25% of the shares on the first anniversary of the commencement of Mr. Phillips’ employment with the Company and as to an additional 1/48th of the shares monthly thereafter, subject to Mr. Phillips’ continued service with the Company through the applicable vesting dates.

In the event of a change of control (as defined in the Employment Agreement) of the Company, 50% of any unvested portion of each of the 2017 Plan Option and the Inducement Option will vest immediately prior to, and subject to, the consummation of such change of control. In the event of a change of control of the Company in which Mr. Phillips’ employment is terminated by the Company without cause (as defined in the Employment Agreement) or Mr. Phillips resigns for good reason (as defined in the Employment Agreement) within 90 days of the change of control, the vesting of any remaining unvested portion of each of the 2017 Plan Option and the Inducement Option will accelerate.    As a condition of employment, Mr. Phillips has entered into a Non-Competition and Non-Solicitation Agreement and a Confidentiality and Inventions Agreement with the Company. Mr. Phillips will also enter into an Indemnification Agreement with the Company relating to his employment.

Under the terms of the Employment Agreement, Mr. Phillips’ employment with the Company may be terminated at any time, with or without cause and without any prior notice, by either Mr. Phillips or the Company. If the Company terminates Mr. Phillips’ employment without cause or Mr. Phillips terminates his employment for good reason, he will be entitled to receive continuation of his then-current base salary for a period of twelve months (the “Severance Period”), which will be payable in periodic installments in accordance with the Company’s payroll practices and procedures beginning on the sixtieth (60th) day following Mr. Phillips’ termination.

A copy of the Employment Agreement is attached as an exhibit hereto.

There are no transactions to which the Company is a party and in which Mr. Phillips has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Phillips has not previously held any positions with the Company and has no family relationship with any directors or executive officers of the Company.

The Company also announced that Gregory J. Mossinghoff, the Company’s Chief Business Officer and current principal financial officer, will depart the Company in January 2018 to pursue an opportunity with an early stage therapeutics company.

Item 7.01	Regulation FD Disclosure

The Company is furnishing with this Current Report on Form 8-K a copy of its current corporate presentation slides. The information in these slides shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Barclay A. Phillips, effective as of November 13, 2017.

99.1	Press Release dated November 8, 2017.

99.2	Corporate Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ Mark A. Velleca, M.D., Ph.D.
Mark A. Velleca, M.D., Ph.D.
President and Chief Executive Officer

Date: November 13, 2017